Exhibit 99.2

Delivery Circle, LLC

Unaudited Condensed Financial Statements

As of and for the six months ended June 30, 2024

Unaudited Condensed Interim Balance Sheet	page 2

Unaudited Condensed Interim Statement of Income	page 3

Unaudited Condensed Interim Statement of Changes in Members’ Equity	page 4

Unaudited Condensed Interim Statement of Cash Flows	page 5

Notes to Unaudited Interim Condensed Financial Statements	page 6

Delivery Circle, LLC

Condensed Interim Balance Sheet

As of June 30, 2024

(Unaudited)

Assets
Current assets
Cash	$702,435
Accounts receivable	569,871
Prepaid expenses and other current assets	36,971
Total current assets	1,309,277

Internally developed software, net	538,037

Total assets	$1,847,314

Liabilities and Members’ Equity
Current liabilities
Accounts payable and accrued expenses	$298,701
Total current liabilities	298,701
Total liabilities	298,701

Commitments and Contingencies (see Note 3)

Members’ equity
Convertible Series A Members’ Units, no par value; 733,331 units authorized, issued, and outstanding as of June 30, 2024	4,416,336
Class A Members’ Units, no par value; 2,800,000 units authorized, 1,093,149 units issued, and outstanding as of June 30, 2024	754,052
Class P Members’ Units, no par value; 683,439 units authorized, 445,939 units issued, and outstanding as of June 30, 2024	-
Accumulated deficit	(3,621,775)
Total members’ equity	1,548,613

Total liabilities and members’ equity	$1,847,314

The accompanying notes are an integral part of these unaudited condensed interim financial statements

Delivery Circle, LLC
Condensed Interim Statement of Income
For the six months ended June 30, 2024
(Unaudited)

Revenues	$4,745,162
Cost of revenues:
Delivery charges	3,803,488
Operations support	143,383
Total cost of revenues	3,946,871
Gross profit	798,291

Operating expenses:
Selling	46,499
General and administrative	632,391
Total operating expenses	678,890
Income from operations	119,401

Other income:
Interest income	6,838

Net Income	$126,239

The accompanying notes are an integral part of these unaudited condensed interim financial statements

Delivery Circle, LLC
Condensed interim Statement of Changes in Members' Equity
For the six months ended June 30, 2024
(Unaudited)

	Members' Equity						Accumulated	Total Members'
	Series A Units	Amount	Class A Units	Amount	Class P Units	Amount	Deficit	Equity
Balance as of January 1, 2023	733,331	$4,416,336	1,093,149	$754,052	445,939	$-	$(3,748,014)	$1,422,374
Net income	-	-	-	-	-	-	126,239	126,239
Balance as of June 30, 2024	733,331	$4,416,336	1,093,149	$754,052	445,939	$-	$(3,621,775)	$1,548,613

The accompanying notes are an integral part of these unaudited condensed interim financial statements

Delivery Circle, LLC

Condensed Interim Statement of Cash Flows

For the six months ended June 30, 2024

(Unaudited)

Cash flows from operating activities:
Net Income	$126,239
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization	86,177
Changes in operating assets and liabilities:
Accounts receivable	(27,732)
Prepaid expenses and other current assets	15,624
Accounts payable	21,877
Net cash provided by operating activities	222,185

Cash flows from investing activities:
Capitalized software development	(122,303)
Net cash used in investing activities	(122,303)

Net increase in cash	99,882
Cash beginning	602,553
Cash ending	$702,435

Supplemental Cash Flow Information
Cash paid for Interest	$-
Cash paid for Taxes	$-

The accompanying notes are an integral part of these unaudited condensed interim financial statements

Notes to Unaudited Condensed Interim Financial Statements

1.          Nature of Operations:

Delivery Circle, LLC (the “Company” or “Delivery Circle”), is a limited liability company which was incorporated under the laws in Delaware and is headquartered in Claymont, Delaware.

Delivery Circle is a logistics company providing fast and flexible same day delivery for products using contracted drivers as independent contractors through its online and mobile last mile local delivery platform. Delivery Circle optimizes routes and manages day-to-day dispatch to provide delivery services across the United States, connected by its proprietary cloud-based mobile application. The Company generates revenue through delivery fees earned from completed deliveries and incurs its direct costs through the delivery charges from its independent contractors.

2.          Summary of Significant Accounting Policies

There have been no changes to the Company’s significant accounting policies during the six months ended June 30, 2024 from those disclosed in the Company’s audited financial statements as of and for the year ended December 31, 2023.

Basis of Presentation

The Company’s unaudited condensed interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and on a basis consistent with the audited financial statements of the Company as of and for the year ended December 31, 2023. These unaudited condensed interim financial statements should be read in conjunction with such audited financial statements.

These unaudited condensed interim financial statements includes all adjustments that management considers necessary for a fair presentation of the Company’s balance sheet, statement of income, statement of changes in members’ equity, and statement of cash flows for the interim period presented. Interim results are not necessarily indicative of the results to be expected for the period ending December 31, 2024, or for any other future annual or interim period.

Internally Developed Software:

Delivery Circle offers services to their customers with its internal-use software that is accounted for in accordance with ASC 350-40, Intangibles—Goodwill and Other—Internal-Use Software (“ASC 350-40”). Delivery Circle customers access the solution through a mobile application. The costs of developing the solution — including, but not limited to, the formulation of conceptual ideas regarding the identified product need, designing of the solution, specific coding associated with the solution, and testing of the different versions developed — are all considered internal-use capitalized software costs under the guidance in ASC 350-40. The Company only capitalizes costs of developing the solution if the capitalization criteria outlined in ASC 350-40 is met. Any activities associated with the preliminary planning phase, such as determining performance requirements of the software or exploring alternatives, are expensed as incurred.

Upon completion of the activities related to the development of the Company’s software solution, any further costs are expensed as incurred unless they significantly enhance the software. Capitalized software costs could become impaired in the future due to declines in profitability or changes in volume, market pricing, cost, manner in which an asset is used, laws and regulations, or the business environment matters. As of June 30, 2024, the Company has determined that there was no impairment related to its capitalized internal-use software.

Amounts capitalized are amortized over a period of four years on a straight-line basis beginning on the date the software is ready for its intended use.

As of June 30, 2024, gross capitalized internal-use software costs totaled $759,134. Accumulated amortization as of June 30, 2024 totaled $221,097. Amortization of capitalized internal-use software costs were $86,177 for the six months ended June 30, 2024 and is included in general and administrative expenses in the unaudited condensed interim statement of income.

The Company’s future amortization expenses of capitalized internal-use software are approximately as follows:

For the years ended December 31,	Amount
2024 (remaining)	$95,436
2025	189,783
2026	160,134
2027	84,077
2028	8,607
$538,037

Revenue Recognition

The Company recognizes revenues in accordance with Accounting Standards Codification Topic 606 (“ASC 606”), Revenue from Contracts with Customers. Under ASC 606, revenues are recognized when control of the promised goods or services is transferred to the customer in an amount that reflects the consideration the Company expects to be entitled to in exchange for transferring those goods or services.

The Company assesses the goods or services promised within each contract and determines those that are performance obligations and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

The Company generates revenue from delivery fees paid by its customers from completed deliveries. The Company generates revenues at the point in time when the goods requested by the Company’s customer are delivered to their end destination. Revenue is generally billed and collected within the same week of delivery.

Unit-Based Payment Arrangements

The Company accounts for unit awards in accordance with ASC 718, Compensation- Stock Compensation, which requires that all equity awards be accounted for at their fair value. Fair value is measured on the grant date and is equal to the underlying value of the unit.

Costs equal to these fair values are recognized ratably over the requisite service period based on the number of awards that are expected to vest, or in the period of grant for awards that vest immediately and have no future service condition. If the unit-based award contains a performance or market condition such, the Company will recognize the compensation cost associated with the award when the event is deemed probable to occur. The Company recognizes forfeitures related to stock awards as they occur.

Recently Released Accounting Pronouncements

The Company does not believe that any recently issued accounting pronouncements not yet adopted will have a material effect on its unaudited condensed interim financial statements.

3.          Commitments and Contingencies

BG Strategic Advisors (“BGSA”), a related party (see Note 8), is owed a fee contingent upon a sale of the company. Upon consummation of any transaction or multiple transactions, the Company will pay BGSA a success fee equal to 3.5% of the total valuation up to $13 million, plus 6% of the total valuation above $13 million, subject to a minimum success fee of $0.25 million. A transaction shall be deemed consummated as of the date on which the Company delivers signed closing documents effecting a transaction. Total valuation shall include the total enterprise value of the Company, which is calculated by adding the value of all cash, stock, debt, earn-outs, deferred and/or contingent payments and other property or items of value received by the Company or its shareholders; plus the value of any debt or liabilities (other than trade debt) paid off directly or assumed by the counterparty in a transaction (or its affiliate or designee); plus the value of any equity interest retained; plus an amount equal to the value of any cash or assets of the Company distributed to the Company’s shareholders as a dividend or otherwise, following the date of the agreement.

The Company entered into a consulting services agreement with a member of its Board of Managers in April 2017. Under this agreement, the consultant was granted 148,810 Class P Units in 2017 and in the event of a sale, will earn a bonus to be paid in cash of $261,550.

The Company, from time to time, is subject to litigation relating to matters in the ordinary course of business. The Company is not aware of any pending claims or litigation against the Company. The Company believes that any ultimate liability resulting from any litigation will not have a material adverse effect on the Company’s results of operations, financial position or cash flows.

4.          Members’ Equity

As of June 30, 2024, the Company was authorized to issue three classes of units: Series A, Class A and Class P.

Convertible Series A Unit

The Company was authorized to issue, and has issued, 733,331 Series A Units as of June 30, 2024. During the six months ended June 30, 2024, the Company did not issue any Series A Units. The various rights and preferences afforded to the holders of this Series A Units have not changed during the six months ended June 30, 2024. Upon the conversion of the Series A Units 814,815 would be issued as of June 30, 2024.

Class A Unit

Each holder of a Class A Unit has one vote per unit held on all matters that are submitted for member vote. At June 30, 2024, there were 2,800,000 shares of Class A Units authorized. At June 30, 2024, there were 1,093,149 units issued and outstanding.

Class P Unit

Each holder of a Class P Unit has one vote per unit held on all matters that are submitted for member vote. The Company was authorized to issue 683,439 Class P Units as of June 30, 2024. At June 30, 2024, there were 445,939 Class P Units issued and outstanding. The Company’s Class P units, when issued, were issued for advisory services to their holders, and represent “profits interests” that are only entitled to payment upon a deemed liquidation event. As there has not been a liquidation event, no compensation expense has been recognized to date. All of the Company’s Class P Units are fully vested as of June 30, 2024.

Liquidation preference for Members’ Equity units is as follows:

a)	first, to the extent of the aggregate accrued preferred return with respect to any holder of Series A Units as of and through the date of distribution exceeds the aggregate amount of distributions previously made above with respect to such Series A Units, to all such holders in proportion to and to the extent of their Series A Units’ respective amounts of such excess;
b)	next, to the holders of Series A Units in proportion to and to the extent of their Series A Units’ respective balances until the balances of each such holder of Series A Units has been reduced to zero;
c)	next, to the holders of Class A Units in proportion to and to the extent of their units’ respective balances until the balances of each such holder of Class A Units has been reduced to zero; and,
d)	finally, any balance to and among all of the holders of Units pro rata in accordance with their respective numbers of Units, taking into account the Series A Units on an as converted to Class A Unit basis; provided, however, that for each Class P Unit issued with a distribution threshold greater than zero, no distributions will be made to such Class P Unit from any liquidation event until the total distributions of net capital proceeds after the issuance of the Class P Unit equals that Class P Unit’s distribution threshold, and thereafter such Class P Unit is to receive its pro rata share of all additional distributions.

5.          Unit Appreciation Rights

The Company created a Unit Appreciation Rights (“UAR”) Plan in 2013 which was amended in June 2018. As part of the amendment, all existing rights holders were given new agreements. The vesting in the new agreements was consistent with the vesting already achieved in the old plan. A total of 237,500 UARs are available to be awarded under the Plan. The total number of UARs subject to an Award will become vested in accordance with the vesting schedule set forth in the Award agreement. Vesting will cease upon the termination of the participant’s employment (continuous service) or upon the death/disablement of the participant. The normal vesting schedule of the Award agreement is 25% and vests on the one-year anniversary of the grant. The remaining 75% will vest monthly over 36 calendar months in 36 equal portions. There was no activity on the UAR’s during the six months ended June 30, 2024.

Of the 228,099 UARs issued, 181,398 were granted to currently active holders. The remaining 46,701 UARs are vested units with terminated holders, which remain with the holder unless the holder violates certain non-compete and non-solicitation clauses. The terminated UAR values are capped as of their termination date, and the holders of the UAR’s that have been terminated will receive the lesser of the fair market value of the UAR’s on the date of their termination, or the fair market value of the UAR’s upon a deemed liquidation in the event that there is a liquidation event that requires cash payment; they are available to the administrator for future grants and they do not count against the authorized, active pool of 237,500 units unless they are later granted by the administrator to active holders.

Because the value of these UARs is realized upon receiving proceeds from a deemed liquidation event, no compensation expense will be recorded until a liquidating event occurs. The Company will recognize expense related to these units once amounts are paid out to these units as part of a liquidation event.

6.          Concentrations

For the six months ended June 30, 2024, one customer accounted for approximately 99% of the total revenues recognized. This one customer also accounted for 98% of the outstanding accounts receivable as of June 30, 2024.

7.          Line of Credit Agreement

On April 10, 2024 Delivery Circle entered into a $300,000 line of credit agreement (the “Note”) with PNC Bank, expiring April 10, 2025. The Note bears interest at a rate per annum which is equal to the sum of (A) Daily SOFR plus (B) 350 basis points (3.50%). Accrued interest will be due and payable on a monthly basis. To date, the Company has not drawn on the Note, and as such, has not incurred interest expense.

8.          Related Party Transactions

BG Strategic Advisors (BGSA) has been engaged by the Company to provide strategic advisory services. BGSA is owned by a member of the Board of Directors of Delivery Circle and currently owns approximately 7.7% of the Company’s fully diluted common A units. BGSA earned $48,000 in the six months ended June 30, 2024 for services provided and deferred payment of $24,000. The expense is included in general and administrative expenses of the unaudited condensed interim statement of income. At June 30, 2024 $116,000 was due to BGSA under this agreement and is included within accounts payable on the unaudited condensed interim balance sheet.

The CFO of the Company is a partner at a consulting firm engaged by the Company to provide professional services. During the six months ended June 30, 2024, the Company incurred $37,800 of expenses for services provided. The expense included within general and administrative expenses on the unaudited condensed interim statement of income. As of June 30, 2024, the Company owed $6,300 to the related party and is included within accounts payable on the unaudited condensed interim balance sheet.

9.          Subsequent Events

ConnectM Purchase

On August 5, 2024, a Delivery Circle shareholder entered into a purchase agreement (the “Purchase Agreement”) with ConnectM Technology Solutions, Inc. (“ConnectM”) for the purposes of ConnectM acquiring from the Delivery Circle shareholder certain of their issued and outstanding equity securities of the Company. Pursuant to the Purchase Agreement, at the closing of the transactions contemplated therein, ConnectM purchased from the shareholder certain membership interests in Delivery Circle, comprising 842,157 Class A Units, 207,843 Class P Units and 3,063 Series A Units, which represent issued and outstanding equity securities of Delivery Circle comprising (i) forty-six percent (46.0%) of the equity interests in Delivery Circle and (ii) fifty-seven percent (57.0%) of the voting interests in Delivery Circle.

The purchase price associated with the Purchase agreement is $520,000, plus the lowest of (i) the base amount (“Base Amount”) as set forth in the schedule below, (ii) twenty percent (20%) of the amount of the Company’s revenue growth for each of the years ended December 31, 2024 through December 31, 2031, or (iii) thirty-seven percent (37%) of the Company’s earnings before interest, income taxes, depreciation, and amortization for each of the years ended December 31, 2024 through December 31, 2031.

The Base Amount for each of the years ended December 31, 2024 through December 31, 2031 is as follows:

Measurement Year	Base Amount
2024	$355,000
2025	288,147
2026	488,416
2027	473,357
2028	591,696
2029	739,620
2030	924,525
2031	$854,669

The ConnectM purchase does not trigger the contingencies described in Note 3 nor does it trigger the UARs disclosed in Note 4 to be payable.